Exhibit 99.1

Heritage Commerce Corp Earns $18.9 Million for the First Quarter of 2023;

Total Deposits Stable

San Jose, CA — April 27, 2023 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today announced first quarter 2023 net income increased 47% to $18.9 million, or $0.31 per average diluted common share, compared to $12.9 million, or $0.21 per average diluted common share, for the first quarter of 2022, and decreased (9%) from $20.8 million, or $0.34 per average diluted common share, for the fourth quarter of 2022. All results are unaudited.

“We delivered record first quarter earnings and the second best quarterly results in the Company’s history,” said Clay Jones, President and Chief Executive Officer. “First quarter earnings have been typically impacted by higher payroll taxes and employee benefits, due to the seasonal peak of these expenses. Profits increased 47% over the first quarter a year ago supported by strong year-over-year growth in net interest income and noninterest income, higher net interest margin and improved efficiency ratio. Total deposits increased by $54.9 million from the linked quarter to $4.445 billion at March 31, 2023. Noninterest-bearing deposits shifted during the quarter to the Bank’s interest-bearing deposits, primarily due to the acceleration of recent rate hikes by the Federal Reserve Bank, prompting customers to seek higher yields.” As a result, there was a substantial increase in the Bank’s interest-bearing deposits and Insured Cash Sweep (“ICS”) deposits. “With a solid earnings performance, a large core deposit base and excellent credit quality, we believe we have a solid foundation to accommodate our clients lending and deposit needs,” stated Mr. Jones.

“Both the Company and the Bank remain in a strong financial position. Our capital levels and liquidity position are healthy, and the Bank has experienced stable deposit trends. Our prudent approach to risk management has enabled us to navigate recent market volatility in the financial industry,” Mr. Jones continued. Mr. Jones expressed gratitude to the Bank's clients for their continued support and emphasized that the banking team is dedicated to meeting their needs.

“Our credit quality remains strong. Over our nearly 30 year history, the Bank has consistently taken a prudent approach to real estate underwriting across all product types, through many economic cycles.  We believe our conservative credit standards, along with our continuous stress testing of each borrower for maturity dates, lease maturities, occupancy, interest rates and liquidity capacity will prove our loan portfolio is well positioned to successfully weather economic volatility.” The Company recorded a $32,000 provision for credit losses on loans for the first quarter of 2023. The allowance for credit losses on loans was $47.3 million, and increased to 1.45% of total loans, at March 31, 2023, compared to 1.41% of total loans from the year ago quarter, and 1.44% of total loans at December 31, 2022.

“Complementing our stellar performance this quarter, we are very proud to have recently ranked 21st nationally for the best performing Community Bank by S&P Market Intelligence,” said Mr. Jones. “Criteria for the ranking included a gross loans and leases-to-total assets ratio of at least 33% and a leverage ratio of at least 5%. Based on the selected criteria, 196 banks and thrifts were eligible for ranking.” [Source S&P Capital IQ]

Current Financial Condition and Liquidity Position

In light of current industry developments, the following are important factors in understanding our current financial condition and liquidity position:

Liquidity and Lines of Credit:

●	The following table shows our liquidity, available lines of credit and the amounts outstanding at March 31, 2023:

LIQUIDITY AND LINES OF CREDIT	Total	Outstanding		Remaining
(in $000’s, unaudited)	Available	Lines of Credit		Available
Unpledged investment securities (at fair value)	$122,483	$—		$122,483
Off-balance sheet deposits	132,987	—		132,987
Excess funds at the Federal Reserve Bank ("FRB")	695,400	—		695,400
FRB discount window	1,231,874	150,000	(1)	1,081,874
Federal Home Loan Bank ("FHLB") Advances	789,909	150,000	(1)	639,909
Federal funds purchase arrangements	80,000	—		80,000
Holding company line of credit	20,000	—		20,000
Total	$3,072,653	$300,000		$2,772,653

(1)	Both the FRB and the FHLB lines of credit were repaid in full on April 20, 2023.

●	The Company’s total liquidity and borrowing capacity was $3.073 billion, of which $2.773 billion was remaining available at March 31, 2023.
●	The remaining available liquidity and borrowing capacity of $2.773 billion was 62% of total deposits and approximately 110% of estimated uninsured deposits at March 31, 2023.
●	During the first quarter of 2023, the Bank increased its credit line availability from the FRB and the FHLB by $839.5 million to $2.022 billion at March 31, 2023 from December 31, 2022.
●	The Company borrowed $150.0 million on its line of credit with the FRB, and another $150.0 million on its line of credit with the FHLB during the first quarter of 2023, and both lines of credit were repaid in full on April 20, 2023. These short-term borrowings provided instant liquidity during an uncertain time and allowed the Company to test the lines for future contingency planning purposes.
●	The loan to deposit ratio was 73.39% at March 31, 2023, compared to 75.14% at December 31, 2022.

Deposits:

●	Total deposits increased $54.9 million, or 1%, to $4.445 billion at March 31, 2023 from December 31, 2022.
●	ICS/Certificate of Deposit Account Registry Service (“CDARS”) deposits increased $273.7 million, or 901%, to $304.1 million at March 31, 2023 from $30.4 million at December 31, 2022, which included $128.0 million of off-balance sheet relationship-based client deposits brought onto the balance sheet, and an increase in client deposits of $145.8 million during the first quarter of 2023.
●	Noninterest-bearing demand deposits decreased ($267.6) million, or (15%), to $1.469 billion at March 31, 2023 from December 31, 2022, primarily due to clients moving noninterest-bearing deposits to the Bank’s interest-bearing and ICS deposits.
●	The Company had 24,103 deposits accounts at March 31, 2023, with an average balance of $184,000.
●	Deposits from the top 100 client relationships totaled $2.201 billion, representing 50% of total deposits, with an average account size of $445,000, representing 21% of the total number of accounts at March 31, 2023.

Investment Securities:

●	Investment securities totaled $1.190 billion at March 31, 2023, of which $491.8 million were in the securities available-for-sale portfolio (at fair value), and $698.2 million were in the securities held-to-maturity portfolio (at amortized cost, net of allowance for credit losses of $14,000).
●	The weighted average life of the investment securities portfolio was 4.82 years and the modified duration was 4.04 years at March 31, 2023.

Loans:

●	Loans, excluding loans held-for-sale, decreased ($36.6) million, or (1%) to $3.3 billion at March 31, 2023 from December 31, 2022.
●	Commercial real estate (“CRE”) loans totaled $1.687 billion at March 31, 2023, which included 36% of owner occupied loans and 64% of investor and other CRE loans.
●	The average loan size for all CRE loans was $1.6 million, and the average loan size for office CRE loans was also $1.6 million.
●	The Company has personal guaranties on 90% of its CRE portfolio, while 10% are unguaranteed. A substantial portion of the unguaranteed CRE loans were made to credit-worthy non-profit organizations.
●	Office exposure in the CRE portfolio totaled $383 million, including 30 loans totaling approximately $70 million, in San Jose, 19 loans totaling approximately $28 million, in San Francisco, and 5 loans totaling approximately $10 million, in Oakland, at March 31, 2023.
●	Of the $383 million of CRE loans with office exposure, approximately $29 million, or 8%, are situated in the Bay Area downtown business districts of San Jose and San Francisco, with an average balance of $2.2 million.
●	At March 31, 2023, the weighted average loan-to-value and debt-service coverage for the entire non-owner occupied office portfolio were 43.2% and 2.09 times, respectively. For the ten non-owner occupied office loans in the City of San Francisco at March 31, 2023, the weighted average loan-to-value and debt-service coverage were 28.5% and 3.41 times, respectively.
●	The average vacancy level for the San Francisco CRE loans was 5.8%, of which the vast majority are single-tenant small spaces in office buildings situated outside of downtown.

First Quarter Ended March 31, 2023

Operating Results, Balance Sheet Review, Capital Management, and Credit Quality

(as of, or for the periods ended March 31, 2023, compared to March 31, 2022, and December 31, 2022, except as noted):

Operating Results:

♦	Diluted earnings per share were $0.31 for the first quarter of 2023, compared to $0.21 for the first quarter of 2022, and $0.34 for the fourth quarter of 2022.
♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible common equity for the periods indicated:

	For the Quarter Ended:
	March 31,	December 31,	March 31,
(unaudited)	2023	2022	2022
Return on average tangible assets	1.52%	1.59%	0.99%
Return on average tangible common equity	16.71%	18.89%	12.47%

♦	Net interest income, before provision for credit losses on loans, increased 29% to $49.3 million for the first quarter of 2023, compared to $38.2 million for the first quarter of 2022. The fully tax equivalent (“FTE”) net interest margin increased 104 basis points to 4.09% for the first quarter of 2023, from 3.05% for the first quarter of 2022, primarily due to increases in the prime rate and the rate on overnight funds, and a shift in the mix of earning assets into higher yielding loans and investment securities, partially offset by lower interest and fees on Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans, lower prepayment fees, a decrease in the accretion of the loan purchase discount into interest income from acquired loans, a higher cost of funds, and an increase in short-term borrowings.

●	Net interest income, before provision for credit losses on loans, decreased (5%) to $49.3 million for the first quarter of 2023, compared to $51.7 million for the fourth quarter of 2022. The FTE net interest margin decreased 1 basis point to 4.09% for the first quarter of 2023 from 4.10% for the fourth quarter of 2022, primarily due to a higher cost of funds, a decrease in the average balances of noninterest bearing demand deposits, and an increase in short-term borrowings, partially offset by increases in the prime rate and higher average yields on overnight funds, and an increase in the accretion of the loan purchase discount into interest income from acquired loans.

♦	The Company reviewed beta assumptions for non-maturing interest-bearing deposit accounts as of March 31, 2023, and increased the beta assumptions for the upward shock scenarios. The following table, as of March 31, 2023, sets forth the estimated changes in the Company’s annual net interest income that would result from an instantaneous shift in interest rates from the base rate:

	Increase/(Decrease) in
	Estimated Net
	Interest Income(1)
CHANGE IN INTEREST RATES (basis points)	Amount	Percent
(in $000's, unaudited)
+400	$14,603	7.1%
+300	$10,917	5.3%
+200	$7,254	3.5%
+100	$3,618	1.8%
0	—	—
−100	$(6,667)	(3.2)%
−200	$(19,823)	(9.6)%
−300	$(35,220)	(17.1)%
−400	$(50,409)	(24.4)%

(1)	Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results. Actual rates paid on deposits may differ from the hypothetical interest rates modeled due to competitive or market factors, which could reduce any actual impact on net interest income.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio increased to 5.46% for the first quarter of 2023, compared to 5.19% for the fourth quarter of 2022, primarily due to increases in the prime rate, and an increase in the accretion of the loan purchase discount into interest income from acquired loans.

	For the Quarter Ended			For the Quarter Ended
	March 31, 2023			December 31, 2022
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,680,849	$34,827	5.27%	$2,654,311	$33,594	5.02%
Prepayment fees	—	138	0.02%	—	123	0.02%
PPP loans	832	2	0.97%	1,255	3	0.95%
PPP fees, net	—	18	8.77%	—	25	7.90%
Asset-based lending	27,550	627	9.23%	35,519	756	8.44%
Bay View Funding factored receivables	77,755	4,001	20.87%	71,789	3,696	20.43%
Purchased residential mortgages	487,780	3,857	3.21%	485,149	3,842	3.14%
Purchased CRE loans	7,119	120	6.84%	7,307	80	4.34%
Loan fair value mark / accretion	(4,360)	522	0.08%	(4,774)	382	0.06%
Total loans (includes loans held-for-sale)	$3,277,525	$44,112	5.46%	$3,250,556	$42,501	5.19%

●	The average yield on the total loan portfolio increased to 5.46% for the first quarter of 2023, compared to 4.70% for the first quarter of 2022, primarily due to increases in the prime rate, partially offset by lower interest and fees on PPP loans, lower prepayment fees, a decrease in the accretion of the loan purchase discount into interest income from acquired loans, and higher average balances of lower yielding purchased residential mortgages.

	For the Quarter Ended			For the Quarter Ended
	March 31, 2023			March 31, 2022
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,680,849	$34,827	5.27%	$2,483,708	$26,097	4.26%
Prepayment fees	—	138	0.02%	—	510	0.08%
PPP loans	832	2	0.97%	60,264	146	0.98%
PPP fees, net	—	18	8.77%	—	1,346	9.06%
Asset-based lending	27,550	627	9.23%	69,617	950	5.53%
Bay View Funding factored receivables	77,755	4,001	20.87%	57,761	2,793	19.61%
Purchased residential mortgages	487,780	3,857	3.21%	355,626	2,428	2.77%
Purchased CRE loans	7,119	120	6.84%	8,514	77	3.67%
Loan fair value mark / accretion	(4,360)	522	0.08%	(6,901)	754	0.12%
Total loans (includes loans held-for-sale)	$3,277,525	$44,112	5.46%	$3,028,589	$35,101	4.70%

●	In aggregate, the remaining net purchase discount on total loans acquired was $4.1 million at March 31, 2023.

♦	The following table presents the average balance of deposits and interest-bearing liabilities, interest expense, and the average rate for the periods indicated:

	For the Quarter Ended			For the Quarter Ended
	March 31, 2023			December 31, 2022
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Deposits:
Demand, noninterest-bearing	$1,667,260	$—	N/A	$1,851,003	$—	N/A

Demand, interest-bearing	1,217,731	1,476	0.49%	1,164,378	945	0.32%
Savings and money market	1,285,173	3,489	1.10%	1,424,964	1,694	0.47%
Time deposits - under $100	12,280	10	0.33%	12,157	7	0.23%
Time deposits - $100 and over	163,047	845	2.10%	120,246	268	0.88%
ICS/CDARS - interest-bearing demand, money market
and time deposits	70,461	81	0.47%	27,785	1	0.01%
Total interest-bearing deposits	2,748,692	5,901	0.87%	2,749,530	2,915	0.42%
Total deposits	4,415,952	5,901	0.54%	4,600,533	2,915	0.25%

Short-term borrowings	46,677	578	5.02%	24	—	—%
Subordinated debt, net of issuance costs	39,363	537	5.53%	39,326	538	5.43%
Total interest-bearing liabilities	2,834,732	7,016	1.00%	2,788,880	3,453	0.49%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	$4,501,992	$7,016	0.63%	$4,639,883	$3,453	0.30%

●	The average cost of total deposits increased to 0.54% for the first quarter of 2023, compared to 0.25% for the fourth quarter of 2022. The average cost of funds increased to 0.63% for the first quarter of 2023, compared to 0.30% for the fourth quarter of 2022. The average cost of deposits was 0.10% and the average cost of funds was 0.14% for the first quarter of 2022.
♦	During the first quarter of 2023, there was a provision for credit losses on loans of $32,000, compared to a ($567,000) recapture of provision for credit losses on loans for the first quarter of 2022, and a provision for credit losses on loans of $508,000 for the fourth quarter of 2022.
♦	Total noninterest income increased 12% to $2.8 million for the first quarter of 2023, compared to $2.5 million for the first quarter of 2022, primarily due to higher service charges and fees on deposit accounts. Total noninterest income remained relatively flat at $2.8 million for both the first quarter of 2023 and the fourth quarter of 2022.

♦	Total noninterest expense for the first quarter of 2023 increased to $25.4 million, compared to $23.3 million for the first quarter of 2022, primarily due to higher payroll taxes and employee benefits, higher professional fees, and higher insurance and information technology related expenses included in other noninterest expense during the first quarter of 2023. Total noninterest expense for the first quarter of 2023 increased to $25.4 million, compared to $24.5 million for the fourth quarter of 2022, primarily due to an increase of $1.3 million for 401(k) employer contribution, vacation, and payroll taxes in the first quarter of 2023, consistent with the cyclical nature of those expenses.

●	Full time equivalent employees were 339 at March 31, 2023, and 325 at March 31, 2022, and 340 at December 31, 2022.

♦	The efficiency ratio improved to 48.83% for the first quarter of 2023, compared to 57.16% for the first quarter of 2022, primarily due to an increase in net interest income. The efficiency ratio was 44.98% for the fourth quarter of 2022.

♦	Income tax expense was $7.7 million for the first quarter of 2023, compared to $5.1 million for the first quarter of 2022, and $8.7 million for the fourth quarter of 2022. The effective tax rate for the first quarter of 2023 was 28.9%, compared to 28.5% for the first quarter of 2022, and 29.5% for the fourth quarter of 2022.

Balance Sheet Review, Capital Management and Credit Quality:

♦Total assets increased 2% to $5.537 billion at March 31, 2023, compared to $5.427 billion at March 31, 2022, and increased 7% from $5.158 billion at December 31, 2022.

♦The following table shows the balances of securities available-for-sale, at fair value, and the related pre-tax unrealized (loss) for the periods indicated:

SECURITIES AVAILABLE-FOR-SALE	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2023	2022	2022
Balance (at fair value):
U.S. Treasury	$422,903	$418,474	$21,564
Agency mortgage-backed securities	68,848	71,122	89,653
Total	$491,751	$489,596	$111,217

Pre-tax unrealized (loss):
U.S. Treasury	$(7,510)	$(10,323)	$(93)
Agency mortgage-backed securities	(4,969)	(5,794)	(1,406)
Total	$(12,479)	$(16,117)	$(1,499)

●	The pre-tax unrealized loss on the securities available-for-sale portfolio was $12.5 million, or $8.9 million net of taxes, which was 1% of total shareholders’ equity at March 31, 2023.

♦	The following table shows the balances of securities held-to-maturity, at amortized cost, and the related pre-tax unrealized (loss) gain and allowance for credit losses for the periods indicated:

SECURITIES HELD-TO-MATURITY	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2023	2022	2022
Balance (at amortized cost):
Agency mortgage-backed securities	$663,481	$677,381	$696,161
Municipals — exempt from Federal tax	34,764	37,623	40,701
Total	$698,245	$715,004	$736,862

Pre-tax unrealized (loss) gain:
Agency mortgage-backed securities	$(89,962)	$(99,742)	$(46,226)
Municipals — exempt from Federal tax	(297)	(810)	148
Total	$(90,259)	$(100,552)	$(46,078)

Allowance for credit losses on municipal securities	$(14)	$(14)	$(39)

●	The pre-tax unrealized loss on the securities held-to-maturity portfolio was $90.3 million at March 31, 2023, or $64.5 million net of taxes, which was 10% of total shareholders’ equity at March 31, 2023.

♦	The unrealized losses in both the available-for-sale and held-to-maturity portfolios were due to higher interest rates at March 31, 2023 compared to when the securities were purchased. The issuers are of high credit quality and all principal amounts are expected to be repaid when the securities mature. The fair value is expected to recover as the securities approach their maturity date and/or market rates decline.

♦	The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	March 31, 2023		December 31, 2022		March 31, 2022
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$506,037	16%	$532,749	16%	$568,053	19%
PPP Loans(1)	565	0%	1,166	0%	37,393	1%
Real estate:
CRE - owner occupied	603,298	18%	614,663	19%	597,542	20%
CRE - non-owner occupied	1,083,852	33%	1,066,368	32%	928,220	31%
Land and construction	166,408	5%	163,577	5%	153,323	5%
Home equity	124,481	4%	120,724	4%	111,609	3%
Multifamily	231,242	7%	244,882	7%	221,767	7%
Residential mortgages	528,639	16%	537,905	16%	391,171	13%
Consumer and other	17,905	1%	17,033	1%	17,110	1%
Total Loans	3,262,427	100%	3,299,067	100%	3,026,188	100%
Deferred loan costs (fees), net	(512)	—	(517)	—	(2,124)	—
Loans, net of deferred costs and fees	$3,261,915	100%	$3,298,550	100%	$3,024,064	100%

(1)	Less than 1% at March 31, 2023 and December 31, 2022.

●	Loans, excluding loans held-for-sale, increased $237.9 million, or 8%, to $3.262 billion at March 31, 2023, compared to $3.024 billion at March 31, 2022, and decreased ($36.6) million, or (1%), from $3.299 billion at December 31, 2022. Loans, excluding loans held-for-sale, PPP loans and residential mortgages, increased $136.5 million, or 5%, to $2.733 billion at March 31, 2023, compared to $2.596 billion at March 31, 2022, and decreased ($26.8) million, or (1%), from $2.760 billion at December 31, 2022.

●	Commercial and industrial (“C&I”) line utilization was 31% at both March 31, 2023 and March 31, 2022, compared to 29% at December 31, 2022.

●	At March 31, 2023, there was 36% of the CRE loan portfolio secured by owner occupied real estate, compared to 39% at March 31, 2022, and 37% at December 31, 2022.
♦	The following table presents the maturity distribution of the Company’s loans, excluding loans held-for-sale, as of March 31, 2023. The table shows the distribution of such loans between those loans with predetermined (fixed) interest rates and those with variable (floating) interest rates. Floating rates generally fluctuate with changes in the prime rate as reflected in the Western Edition of The Wall Street Journal.

	Due in		Over One Year But
LOAN MATURITIES	One Year or Less		Less than Five Years		Over Five Years
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total	Total
Loans with variable interest rates	$409,059	41%	$286,346	28%	$312,341	31%	$1,007,746
Loans with fixed interest rates	65,799	3%	500,734	22%	1,688,148	75%	2,254,681
Loans	$474,858	15%	$787,080	24%	$2,000,489	61%	$3,262,427

●	At March 31, 2023, approximately 31% of the Company’s loan portfolio consisted of floating interest rate loans, compared to 38% at March 31, 2022, and 33% at December 31, 2022.

♦	The following table summarizes the allowance for credit losses on loans (“ACLL”) for the periods indicated:

	At or For the Quarter Ended:
ALLOWANCE FOR CREDIT LOSSES ON LOANS	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2023	2022	2022
Balance at beginning of period	$47,512	$46,921	$43,290
Charge-offs during the period	(380)	(56)	(16)
Recoveries during the period	109	139	81
Net recoveries (charge-offs) during the period	(271)	83	65
Provision for (recapture of) credit losses on loans during the period	32	508	(567)
Balance at end of period	$47,273	$47,512	$42,788

Total loans, net of deferred fees	$3,261,915	$3,298,550	$3,024,064
Total nonperforming loans	$2,240	$2,425	$3,830
ACLL to total loans	1.45%	1.44%	1.41%
ACLL to total nonperforming loans	2,110.40%	1,959.26%	1,117.18%

●	The following table shows the drivers of change in ACLL under the current expected credit losses (“CECL”) methodology for the first quarter of 2023:

DRIVERS OF CHANGE IN ACLL UNDER CECL
(in $000’s, unaudited)
ACLL at December 31, 2022	$47,512
Portfolio changes during the first quarter of 2023	(160)
Qualitative and quantitative changes during the first
quarter of 2023 including changes in economic forecasts	(79)
ACLL at March 31, 2023	$47,273

♦	The following is a breakout of nonperforming assets (“NPAs”) at the periods indicated:

NONPERFORMING ASSETS	March 31, 2023		December 31, 2022		March 31, 2022
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Restructured and loans over 90 days past due
and still accruing	$1,459	65%	$1,685	70%	$527	14%
Commercial loans	685	31%	642	26%	997	26%
Home equity loans	96	4%	98	4%	73	2%
CRE loans	—	—%	—	—%	2,233	58%
Total nonperforming assets	$2,240	100%	$2,425	100%	$3,830	100%

●	NPAs totaled $2.2 million, or 0.04% of total assets, at March 31, 2023, compared to $3.8 million, or 0.07% of total assets, at March 31, 2022, and $2.4 million, or 0.05% of total assets, at December 31, 2022.

●	There were no foreclosed assets on the balance sheet at March 31, 2023, March 31, 2022, or December 31, 2022.

●	Classified assets totaled $26.8 million, or 0.48% of total assets, at March 31, 2023, compared to $30.6 million, or 0.56% of total assets, at March 31, 2022, and $14.5 million, or 0.28% of total assets, at December 31, 2022.
♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	March 31, 2023		December 31, 2022		March 31, 2022
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,469,081	33%	$1,736,722	40%	$1,811,943	38%
Demand, interest-bearing	1,196,789	27%	1,196,427	27%	1,268,942	27%
Savings and money market	1,264,567	28%	1,285,444	29%	1,447,434	31%
Time deposits — under $250	37,884	1%	32,445	1%	38,417	1%
Time deposits — $250 and over	172,070	4%	108,192	2%	93,161	2%
ICS/CDARS — interest-bearing demand,
money market and time deposits	304,147	7%	30,374	1%	30,008	1%
Total deposits	$4,444,538	100%	$4,389,604	100%	$4,689,905	100%

●	Total deposits increased $54.9 million, or 1%, to $4.445 billion at March 31, 2023, compared to $4.390 billion at December 31, 2022, and decreased ($245.4) million, or (5%), from $4.690 billion at March 31, 2022.

●	ICS/CDARS deposits increased $273.7 million, or 901%, to $304.1 million at March 31, 2023, compared to $30.4 million at December 31, 2022, and increased $274.1 million, or 914%, from $30.0 million at March 31, 2022.

●	Uninsured deposits represented approximately 57% of total deposits at March 31, 2023.
♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at March 31, 2023, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirement (1)
Total Capital	15.3%	14.7%	10.0%	10.5%
Tier 1 Capital	13.1%	13.5%	8.0%	8.5%
Common Equity Tier 1 Capital	13.1%	13.5%	6.5%	7.0%
Tier 1 Leverage	9.6%	9.9%	5.0%	4.0%

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2023	2022	2022
Unrealized loss on securities available-for-sale	$(8,924)	$(11,506)	$(1,127)
Split dollar insurance contracts liability	(3,139)	(3,091)	(5,491)
Supplemental executive retirement plan liability	(2,361)	(2,371)	(7,588)
Unrealized gain on interest-only strip from SBA loans	107	112	152
Total accumulated other comprehensive loss	$(14,317)	$(16,856)	$(14,054)

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the following: (1) geopolitical and domestic political developments that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, and increase the volatility of financial markets; (2) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (3) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (4) inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make, whether held in the portfolio or in the secondary market; (5) liquidity risks; (6) our ability to mitigate and manage deposit liabilities in a manner that balances the need to meet current and expected withdrawals while investing a sufficient portion of our assets to promote strong earning capacity; (7) changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; (8) volatility in credit and equity markets and its effect on the global economy; (9) conditions relating to the impact of the COVID-19 pandemic, and other infectious illness outbreaks that may arise in the future, our customers, employees, businesses, liquidity, financial results and overall condition including severity and duration of the associated uncertainties in U.S. and global markets; (10) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (11) our ability to achieve loan growth and attract deposits in our market area, the impact of the cost of deposits and our ability to retain deposits; (12) risks associated with concentrations in real estate related loans; (13) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related vacancy rates, and asset and market prices; (14) credit related impairment charges to our securities portfolio; (15) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (16) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (17) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (18) our inability to attract, recruit, and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (19) possible adjustment of the valuation of our deferred tax assets; (20) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (21) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (22) risks of loss of funding of Small Business Administration (“SBA”) or SBA loan programs, or changes in those programs; (23) compliance with applicable laws and governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities, accounting and tax matters; (24) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (25) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise; (26) availability of and competition for acquisition opportunities; (27) risks resulting from domestic terrorism; (28) risks resulting from social unrest and protests; (29) risks of natural disasters (including earthquakes, fires, and flooding) and other events beyond our control; and (30) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:
CONSOLIDATED INCOME STATEMENTS	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2023	2022	2022	2022	2022
Interest income	$56,274	$55,192	$39,906	2%	41%
Interest expense	7,016	3,453	1,685	103%	316%
Net interest income before provision
for credit losses on loans	49,258	51,739	38,221	(5)%	29%
Provision for (recapture of) credit losses on loans	32	508	(567)	(94)%	106%
Net interest income after provision
for credit losses on loans	49,226	51,231	38,788	(4)%	27%
Noninterest income:
Service charges and fees on deposit
accounts	1,743	1,801	612	(3)%	185%
Increase in cash surrender value of
life insurance	493	481	480	2%	3%
Servicing income	131	138	106	(5)%	24%
Gain on sales of SBA loans	76	—	156	N/A	(51)%
Termination fees	11	—	—	N/A	N/A
Gain on warrants	—	—	637	N/A	(100)%
Other	312	352	469	(11)%	(33)%
Total noninterest income	2,766	2,772	2,460	0%	12%
Noninterest expense:
Salaries and employee benefits	14,809	13,915	13,821	6%	7%
Occupancy and equipment	2,400	2,510	2,437	(4)%	(2)%
Professional fees	1,399	1,414	1,080	(1)%	30%
Other	6,793	6,679	5,914	2%	15%
Total noninterest expense	25,401	24,518	23,252	4%	9%
Income before income taxes	26,591	29,485	17,996	(10)%	48%
Income tax expense	7,674	8,686	5,130	(12)%	50%
Net income	$18,917	$20,799	$12,866	(9)%	47%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.31	$0.34	$0.21	(9)%	48%
Diluted earnings per share	$0.31	$0.34	$0.21	(9)%	48%
Weighted average shares outstanding - basic	60,908,221	60,788,803	60,393,883	0%	1%
Weighted average shares outstanding - diluted	61,268,072	61,357,023	60,921,835	0%	1%
Common shares outstanding at period-end	60,948,607	60,852,723	60,407,846	0%	1%
Dividend per share	$0.13	$0.13	$0.13	0%	0%
Book value per share	$10.62	$10.39	$9.95	2%	7%
Tangible book value per share	$7.70	$7.46	$6.96	3%	11%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	12.03%	13.40%	8.71%	(10)%	38%
Annualized return on average tangible
common equity	16.71%	18.89%	12.47%	(12)%	34%
Annualized return on average assets	1.47%	1.54%	0.96%	(5)%	53%
Annualized return on average tangible assets	1.52%	1.59%	0.99%	(4)%	54%
Net interest margin (FTE)	4.09%	4.10%	3.05%	0%	34%
Efficiency ratio	48.83%	44.98%	57.16%	9%	(15)%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,235,506	$5,360,867	$5,443,240	(2)%	(4)%
Average tangible assets	$5,057,063	$5,181,793	$5,262,175	(2)%	(4)%
Average earning assets	$4,895,009	$5,009,578	$5,093,851	(2)%	(4)%
Average loans held-for-sale	$2,755	$2,346	$1,478	17%	86%
Average total loans	$3,274,770	$3,248,210	$3,027,111	1%	8%
Average deposits	$4,415,952	$4,600,533	$4,697,136	(4)%	(6)%
Average demand deposits - noninterest-bearing	$1,667,260	$1,851,003	$1,857,164	(10)%	(10)%
Average interest-bearing deposits	$2,748,692	$2,749,530	$2,839,972	0%	(3)%
Average interest-bearing liabilities	$2,834,732	$2,788,880	$2,879,952	2%	(2)%
Average equity	$637,597	$615,941	$599,355	4%	6%
Average tangible common equity	$459,154	$436,867	$418,290	5%	10%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2023	2022	2022	2022	2022
Interest income	$56,274	$55,192	$50,174	$43,556	$39,906
Interest expense	7,016	3,453	2,133	1,677	1,685
Net interest income before provision
for credit losses on loans	49,258	51,739	48,041	41,879	38,221
Provision for (recapture of) credit losses on loans	32	508	1,006	(181)	(567)
Net interest income after provision
for credit losses on loans	49,226	51,231	47,035	42,060	38,788
Noninterest income:
Service charges and fees on deposit
accounts	1,743	1,801	1,360	867	612
Increase in cash surrender value of
life insurance	493	481	484	480	480
Servicing income	131	138	125	139	106
Gain on sales of SBA loans	76	—	308	27	156
Termination fees	11	—	16	45	—
Gain on warrants	—	—	32	—	637
Gain on proceeds from company-owned
life insurance	—	—	—	27	—
Other	312	352	456	513	469
Total noninterest income	2,766	2,772	2,781	2,098	2,460
Noninterest expense:
Salaries and employee benefits	14,809	13,915	14,119	13,476	13,821
Occupancy and equipment	2,400	2,510	2,415	2,277	2,437
Professional fees	1,399	1,414	1,230	1,291	1,080
Other	6,793	6,679	6,135	6,146	5,914
Total noninterest expense	25,401	24,518	23,899	23,190	23,252
Income before income taxes	26,591	29,485	25,917	20,968	17,996
Income tax expense	7,674	8,686	7,848	6,147	5,130
Net income	$18,917	$20,799	$18,069	$14,821	$12,866

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.31	$0.34	$0.30	$0.24	$0.21
Diluted earnings per share	$0.31	$0.34	$0.30	$0.24	$0.21
Weighted average shares outstanding - basic	60,908,221	60,788,803	60,686,992	60,542,170	60,393,883
Weighted average shares outstanding - diluted	61,268,072	61,357,023	61,123,801	60,969,154	60,921,835
Common shares outstanding at period-end	60,948,607	60,852,723	60,716,794	60,666,794	60,407,846
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$10.62	$10.39	$10.04	$10.01	$9.95
Tangible book value per share	$7.70	$7.46	$7.09	$7.04	$6.96

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	12.03%	13.40%	11.72%	9.86%	8.71%
Annualized return on average tangible
common equity	16.71%	18.89%	16.60%	14.06%	12.47%
Annualized return on average assets	1.47%	1.54%	1.31%	1.11%	0.96%
Annualized return on average tangible assets	1.52%	1.59%	1.36%	1.15%	0.99%
Net interest margin (FTE)	4.09%	4.10%	3.73%	3.38%	3.05%
Efficiency ratio	48.83%	44.98%	47.02%	52.73%	57.16%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,235,506	$5,360,867	$5,466,330	$5,334,636	$5,443,240
Average tangible assets	$5,057,063	$5,181,793	$5,286,591	$5,154,245	$5,262,175
Average earning assets	$4,895,009	$5,009,578	$5,117,373	$4,985,611	$5,093,851
Average loans held-for-sale	$2,755	$2,346	$3,282	$1,824	$1,478
Average total loans	$3,274,770	$3,248,210	$3,140,705	$3,048,353	$3,027,111
Average deposits	$4,415,952	$4,600,533	$4,712,044	$4,579,436	$4,697,136
Average demand deposits - noninterest-bearing	$1,667,260	$1,851,003	$1,910,748	$1,836,350	$1,857,164
Average interest-bearing deposits	$2,748,692	$2,749,530	$2,801,296	$2,743,086	$2,839,972
Average interest-bearing liabilities	$2,834,732	$2,788,880	$2,840,611	$2,791,527	$2,879,952
Average equity	$637,597	$615,941	$611,707	$603,182	$599,355
Average tangible common equity	$459,154	$436,867	$431,968	$422,791	$418,290

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2023	2022	2022	2022	2022
ASSETS
Cash and due from banks	$41,318	$27,595	$29,729	50%	39%
Other investments and interest-bearing deposits
in other financial institutions	698,690	279,008	1,187,436	150%	(41)%
Securities available-for-sale, at fair value	491,751	489,596	111,217	0%	342%
Securities held-to-maturity, at amortized cost	698,231	714,990	736,823	(2)%	(5)%
Loans held-for-sale - SBA, including deferred costs	2,792	2,456	831	14%	236%
Loans:
Commercial	506,037	532,749	568,053	(5)%	(11)%
PPP loans	565	1,166	37,393	(52)%	(98)%
Real estate:
CRE - owner occupied	603,298	614,663	597,542	(2)%	1%
CRE - non-owner occupied	1,083,852	1,066,368	928,220	2%	17%
Land and construction	166,408	163,577	153,323	2%	9%
Home equity	124,481	120,724	111,609	3%	12%
Multifamily	231,242	244,882	221,767	(6)%	4%
Residential mortgages	528,639	537,905	391,171	(2)%	35%
Consumer and other	17,905	17,033	17,110	5%	5%
Loans	3,262,427	3,299,067	3,026,188	(1)%	8%
Deferred loan fees, net	(512)	(517)	(2,124)	(1)%	(76)%
Total loans, net of deferred costs and fees	3,261,915	3,298,550	3,024,064	(1)%	8%
Allowance for credit losses on loans	(47,273)	(47,512)	(42,788)	(1)%	10%
Loans, net	3,214,642	3,251,038	2,981,276	(1)%	8%
Company-owned life insurance	79,438	78,945	78,069	1%	2%
Premises and equipment, net	9,142	9,301	9,580	(2)%	(5)%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	10,431	11,033	13,009	(5)%	(20)%
Accrued interest receivable and other assets	122,474	125,987	111,797	(3)%	10%
Total assets	$5,536,540	$5,157,580	$5,427,398	7%	2%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,469,081	$1,736,722	$1,811,943	(15)%	(19)%
Demand, interest-bearing	1,196,789	1,196,427	1,268,942	0%	(6)%
Savings and money market	1,264,567	1,285,444	1,447,434	(2)%	(13)%
Time deposits - under $250	37,884	32,445	38,417	17%	(1)%
Time deposits - $250 and over	172,070	108,192	93,161	59%	85%
ICS/CDARS - interest-bearing demand, money market
and time deposits	304,147	30,374	30,008	901%	914%
Total deposits	4,444,538	4,389,604	4,689,905	1%	(5)%
Other short-term borrowings	300,000	—	—	N/A	N/A
Subordinated debt, net of issuance costs	39,387	39,350	39,987	0%	(2)%
Accrued interest payable and other liabilities	105,407	96,170	96,450	10%	9%
Total liabilities	4,889,332	4,525,124	4,826,342	8%	1%

Shareholders’ Equity:
Common stock	504,135	502,923	498,763	0%	1%
Retained earnings	157,390	146,389	116,347	8%	35%
Accumulated other comprehensive loss	(14,317)	(16,856)	(14,054)	15%	(2)%
Total shareholders' equity	647,208	632,456	601,056	2%	8%
Total liabilities and shareholders’ equity	$5,536,540	$5,157,580	$5,427,398	7%	2%

	End of Period:
CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2023	2022	2022	2022	2022
ASSETS
Cash and due from banks	$41,318	$27,595	$40,500	$35,764	$29,729
Other investments and interest-bearing deposits
in other financial institutions	698,690	279,008	641,251	840,821	1,187,436
Securities available-for-sale, at fair value	491,751	489,596	478,534	332,129	111,217
Securities held-to-maturity, at amortized cost	698,231	714,990	703,794	723,716	736,823
Loans held-for-sale - SBA, including deferred costs	2,792	2,456	2,081	2,281	831
Loans:
Commercial	506,037	532,749	541,215	523,268	568,053
PPP loans	565	1,166	1,614	8,153	37,393
Real estate:
CRE - owner occupied	603,298	614,663	612,241	597,521	597,542
CRE - non-owner occupied	1,083,852	1,066,368	1,023,405	993,621	928,220
Land and construction	166,408	163,577	167,439	155,389	153,323
Home equity	124,481	120,724	116,489	116,641	111,609
Multifamily	231,242	244,882	229,455	221,938	221,767
Residential mortgages	528,639	537,905	508,839	448,958	391,171
Consumer and other	17,905	17,033	16,620	18,354	17,110
Loans	3,262,427	3,299,067	3,217,317	3,083,843	3,026,188
Deferred loan fees, net	(512)	(517)	(844)	(1,391)	(2,124)
Total loans, net of deferred fees	3,261,915	3,298,550	3,216,473	3,082,452	3,024,064
Allowance for credit losses on loans	(47,273)	(47,512)	(46,921)	(45,490)	(42,788)
Loans, net	3,214,642	3,251,038	3,169,552	3,036,962	2,981,276
Company-owned life insurance	79,438	78,945	78,456	77,972	78,069
Premises and equipment, net	9,142	9,301	9,428	9,593	9,580
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	10,431	11,033	11,692	12,351	13,009
Accrued interest receivable and other assets	122,474	125,987	128,343	117,621	111,797
Total assets	$5,536,540	$5,157,580	$5,431,262	$5,356,841	$5,427,398

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,469,081	$1,736,722	$1,883,574	$1,846,365	$1,811,943
Demand, interest-bearing	1,196,789	1,196,427	1,154,403	1,218,538	1,268,942
Savings and money market	1,264,567	1,285,444	1,487,400	1,387,003	1,447,434
Time deposits - under $250	37,884	32,445	34,728	36,691	38,417
Time deposits - $250 and over	172,070	108,192	93,263	98,760	93,161
ICS/CDARS - interest-bearing demand, money market
and time deposits	304,147	30,374	29,897	26,287	30,008
Total deposits	4,444,538	4,389,604	4,683,265	4,613,644	4,689,905
Other short-term borrowings	300,000	—	—	—	—
Subordinated debt, net of issuance costs	39,387	39,350	39,312	39,274	39,987
Accrued interest payable and other liabilities	105,407	96,170	99,168	96,699	96,450
Total liabilities	4,889,332	4,525,124	4,821,745	4,749,617	4,826,342

Shareholders’ Equity:
Common stock	504,135	502,923	501,240	499,832	498,763
Retained earnings	157,390	146,389	133,489	123,310	116,347
Accumulated other comprehensive loss	(14,317)	(16,856)	(25,212)	(15,918)	(14,054)
Total shareholders' equity	647,208	632,456	609,517	607,224	601,056
Total liabilities and shareholders’ equity	$5,536,540	$5,157,580	$5,431,262	$5,356,841	$5,427,398

	At or For the Quarter Ended:			Percent Change From:
CREDIT QUALITY DATA	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2023	2022	2022	2022	2022
Nonaccrual loans - held-for-investment	$781	$740	$3,303	6%	(76)%
Restructured and loans over 90 days past due
and still accruing	1,459	1,685	527	(13)%	177%
Total nonperforming loans	2,240	2,425	3,830	(8)%	(42)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$2,240	$2,425	$3,830	(8)%	(42)%
Other restructured loans still accruing	$—	$171	$125	(100)%	(100)%
Net charge-offs (recoveries) during the quarter	$271	$(83)	$(65)	427%	517%
Provision for (recapture of) credit losses on loans during the quarter	$32	$508	$(567)	(94)%	106%
Allowance for credit losses on loans	$47,273	$47,512	$42,788	(1)%	10%
Classified assets	$26,800	$14,544	$30,579	84%	(12)%
Allowance for credit losses on loans to total loans	1.45%	1.44%	1.41%	1%	3%
Allowance for credit losses on loans to total nonperforming loans	2,110.40%	1,959.26%	1,117.18%	8%	89%
Nonperforming assets to total assets	0.04%	0.05%	0.07%	(20)%	(43)%
Nonperforming loans to total loans	0.07%	0.07%	0.13%	0%	(46)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	5%	3%	6%	67%	(17)%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	5%	3%	6%	67%	(17)%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$469,146	$453,792	$420,416	3%	12%
Shareholders’ equity / total assets	11.69%	12.26%	11.07%	(5)%	6%
Tangible common equity / tangible assets (2)	8.76%	9.11%	8.01%	(4)%	9%
Loan to deposit ratio	73.39%	75.14%	64.48%	(2)%	14%
Noninterest-bearing deposits / total deposits	33.05%	39.56%	38.63%	(16)%	(14)%
Total capital ratio	15.3%	14.8%	14.6%	3%	5%
Tier 1 capital ratio	13.1%	12.7%	12.4%	3%	6%
Common Equity Tier 1 capital ratio	13.1%	12.7%	12.4%	3%	6%
Tier 1 leverage ratio	9.6%	9.2%	8.3%	4%	16%
Heritage Bank of Commerce:
Total capital ratio	14.7%	14.2%	13.9%	4%	6%
Tier 1 capital ratio	13.5%	13.2%	12.9%	2%	5%
Common Equity Tier 1 capital ratio	13.5%	13.2%	12.9%	2%	5%
Tier 1 leverage ratio	9.9%	9.5%	8.7%	4%	14%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	At or For the Quarter Ended:
CREDIT QUALITY DATA	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2023	2022	2022	2022	2022
Nonaccrual loans - held-for-investment	$781	$740	$491	$1,734	$3,303
Restructured and loans over 90 days past due
and still accruing	1,459	1,685	545	981	527
Total nonperforming loans	2,240	2,425	1,036	2,715	3,830
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$2,240	$2,425	$1,036	$2,715	$3,830
Other restructured loans still accruing	$—	$171	$93	$113	$125
Net charge-offs (recoveries) during the quarter	$271	$(83)	$(425)	$(2,883)	$(65)
Provision for (recapture of) credit losses on loans during the quarter	$32	$508	$1,006	$(181)	$(567)
Allowance for credit losses on loans	$47,273	$47,512	$46,921	$45,490	$42,788
Classified assets	$26,800	$14,544	$28,570	$28,929	$30,579
Allowance for credit losses on loans to total loans	1.45%	1.44%	1.46%	1.48%	1.41%
Allowance for credit losses on loans to total nonperforming loans	2,110.40%	1,959.26%	4,529.05%	1,675.51%	1,117.18%
Nonperforming assets to total assets	0.04%	0.05%	0.02%	0.05%	0.07%
Nonperforming loans to total loans	0.07%	0.07%	0.03%	0.09%	0.13%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	5%	3%	6%	6%	6%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	5%	3%	5%	6%	6%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$469,146	$453,792	$430,194	$427,242	$420,416
Shareholders’ equity / total assets	11.69%	12.26%	11.22%	11.34%	11.07%
Tangible common equity / tangible assets (2)	8.76%	9.11%	8.19%	8.25%	8.01%
Loan to deposit ratio	73.39%	75.14%	68.68%	66.81%	64.48%
Noninterest-bearing deposits / total deposits	33.05%	39.56%	40.22%	40.02%	38.63%
Total capital ratio	15.3%	14.8%	14.5%	14.6%	14.6%
Tier 1 capital ratio	13.1%	12.7%	12.4%	12.5%	12.4%
Common Equity Tier 1 capital ratio	13.1%	12.7%	12.4%	12.5%	12.4%
Tier 1 leverage ratio	9.6%	9.2%	8.7%	8.7%	8.3%
Heritage Bank of Commerce:
Total capital ratio	14.7%	14.2%	14.0%	14.1%	13.9%
Tier 1 capital ratio	13.5%	13.2%	12.9%	13.0%	12.9%
Common Equity Tier 1 capital ratio	13.5%	13.2%	12.9%	13.0%	12.9%
Tier 1 leverage ratio	9.9%	9.5%	9.0%	9.0%	8.7%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	March 31, 2023			March 31, 2022
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,277,525	$44,112	5.46%	$3,028,589	35,101	4.70%
Securities - taxable	1,161,021	7,056	2.46%	781,689	3,444	1.79%
Securities - exempt from Federal tax (3)	36,012	313	3.52%	44,871	376	3.40%
Other investments and interest-bearing deposits
in other financial institutions	420,451	4,859	4.69%	1,238,702	1,064	0.35%
Total interest earning assets (3)	4,895,009	56,340	4.67%	5,093,851	39,985	3.18%
Cash and due from banks	37,563			37,630
Premises and equipment, net	9,269			9,605
Goodwill and other intangible assets	178,443			181,065
Other assets	115,222			121,089
Total assets	$5,235,506			$5,443,240

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,667,260			$1,857,164

Demand, interest-bearing	1,217,731	1,476	0.49%	1,279,989	459	0.15%
Savings and money market	1,285,173	3,489	1.10%	1,394,734	543	0.16%
Time deposits - under $100	12,280	10	0.33%	13,235	5	0.15%
Time deposits - $100 and over	163,047	845	2.10%	119,082	106	0.36%
ICS/CDARS - interest-bearing demand, money market
and time deposits	70,461	81	0.47%	32,932	1	0.01%
Total interest-bearing deposits	2,748,692	5,901	0.87%	2,839,972	1,114	0.16%
Total deposits	4,415,952	5,901	0.54%	4,697,136	1,114	0.10%

Short-term borrowings	46,677	578	5.02%	29	—	0.00%
Subordinated debt, net of issuance costs	39,363	537	5.53%	39,951	571	5.80%
Total interest-bearing liabilities	2,834,732	7,016	1.00%	2,879,952	1,685	0.24%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,501,992	7,016	0.63%	4,737,116	1,685	0.14%
Other liabilities	95,917			106,769
Total liabilities	4,597,909			4,843,885
Shareholders’ equity	637,597			599,355
Total liabilities and shareholders’ equity	$5,235,506			$5,443,240

Net interest income (3) / margin		49,324	4.09%		38,300	3.05%
Less tax equivalent adjustment (3)		(66)			(79)
Net interest income		$49,258			$38,221

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $300,000 for the first quarter of 2023 (of which $18,000 was from PPP loans), compared to $1,788,000 for the first quarter of 2022 (of which $1,346,000 was from PPP loans). Prepayment fees totaled $138,000 for the first quarter of 2023, compared to $510,000 for the first quarter of 2022.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Quarter Ended			For the Quarter Ended
	March 31, 2023			December 31, 2022
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,277,525	$44,112	5.46%	$3,250,556	$42,501	5.19%
Securities - taxable	1,161,021	7,056	2.46%	1,156,563	6,941	2.38%
Securities - exempt from Federal tax (3)	36,012	313	3.52%	37,958	324	3.39%
Other investments and interest-bearing deposits
in other financial institutions	420,451	4,859	4.69%	564,501	5,494	3.86%
Total interest earning assets (3)	4,895,009	56,340	4.67%	5,009,578	55,260	4.38%
Cash and due from banks	37,563			36,392
Premises and equipment, net	9,269			9,436
Goodwill and other intangible assets	178,443			179,074
Other assets	115,222			126,387
Total assets	$5,235,506			$5,360,867

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,667,260			$1,851,003

Demand, interest-bearing	1,217,731	1,476	0.49%	1,164,378	945	0.32%
Savings and money market	1,285,173	3,489	1.10%	1,424,964	1,694	0.47%
Time deposits - under $100	12,280	10	0.33%	12,157	7	0.23%
Time deposits - $100 and over	163,047	845	2.10%	120,246	268	0.88%
ICS/CDARS - interest-bearing demand, money market
and time deposits	70,461	81	0.47%	27,785	1	0.01%
Total interest-bearing deposits	2,748,692	5,901	0.87%	2,749,530	2,915	0.42%
Total deposits	4,415,952	5,901	0.54%	4,600,533	2,915	0.25%

Short-term borrowings	46,677	578	5.02%	24	—	0.00%
Subordinated debt, net of issuance costs	39,363	537	5.53%	39,326	538	5.43%
Total interest-bearing liabilities	2,834,732	7,016	1.00%	2,788,880	3,453	0.49%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,501,992	7,016	0.63%	4,639,883	3,453	0.30%
Other liabilities	95,917			105,043
Total liabilities	4,597,909			4,744,926
Shareholders’ equity	637,597			615,941
Total liabilities and shareholders’ equity	$5,235,506			$5,360,867

Net interest income (3) / margin		49,324	4.09%		51,807	4.10%
Less tax equivalent adjustment (3)		(66)			(68)
Net interest income		$49,258			$51,739

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $300,000 for the first quarter of 2023 (of which $18,000 was from PPP loans), compared to $326,000 for the fourth quarter of 2022 (of which $25,000 was from PPP loans). Prepayment fees totaled $138,000 for the first quarter of 2023, compared to $123,000 for the fourth quarter of 2022.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.